EXHIBIT 10.14


                      SEPARATION AGREEMENT

     This Separation Agreement (the "Agreement") is made and entered into as of April 8, 1996 (the "Effective Date") by and between Curt Wozniak ("Mr. Wozniak") and Xilinx, Inc., a
Delaware corporation (the "Company").

     In consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1. Resignation. Mr. Wozniak tenders and the Company accepts Mr. Wozniak's resignation from employment by the Company, effective as of April 15, 1996 ("Separation Date").

     2. Payment. On the Separation Date of this Agreement, the Company will pay Mr. Wozniak the sum of $360,000 plus the target bonus of $198,000, and any accrued vacation earned as well as reimbursement for business expenses previously incurred and not yet paid, less applicable withholding.

          In the event that any management bonus or profit participation is paid which is based upon the Company's performance during fiscal year 1996, Mr. Wozniak shall receive full payment of the amount of such bonus or participation which he would have received had he remained an employee of the Company, less applicable withholding.

     3. Cessation of Compensation and Benefits. Except as otherwise specifically set forth in this Agreement, all compensation and Company benefits for Mr. Wozniak shall cease as of the Separation Date. Mr. Wozniak shall be entitled to convert his health care coverage to individual coverage pursuant to COBRA and shall retain beneficial ownership of any amounts held in his name under the Company's 401(k) Plan and shall be entitled to receive distributions of such amounts as provided under the 401(k) Plan and applicable law.

     4. Status as Consultant. Beginning April 16, 1996 through the period ending June 15, 1996, Mr. Wozniak shall serve as a consultant to the Company (the "Consultancy Period").
During the Consultancy Period the stock options granted to Mr. Wozniak pursuant to the Company's 1988 Stock Option Plan (the "Option Plan") shall continue to vest and shall be exercisable according to the terms of the Option Plan and the applicable option agreements. The consideration set forth in this Agreement shall be the sole consideration for such consulting services.

     5. Nondisparagement; Information Release. Mr. Wozniak and the Company agree that neither party will at any time interfere with or compromise the business matters of the other or disparage the other in any manner likely to be harmful to the other party, its or his business reputation, or the personal or business reputation of its directors, shareholders, and employees, provided that either party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

6. Company Property; Personal Effects. Mr. Wozniak hereby represents and warrants to the Company that, on or before the Separation Date, he will have returned to the Company all confidential Company documents (and all copies thereof) and other Company property which he has in his possession, including, but not limited to: Company business plans, budget information, files, drawings, notes, videotapes, slides, records, marketing information, financial information and forecasts, computer-recorded information, tangible property (including without limitation any computer or other electronic equipment the Company provided to Mr. Wozniak), credit cards, entry cards, identification badges and keys. Mr. Wozniak will remove his personal effects from the Company by April 15, 1996.

     7. Proprietary Information and Non-Solicitation. Mr. Wozniak hereby acknowledges his continuing obligations to refrain from any unauthorized disclosure or use of Company confidential or proprietary information obtained or developed by him during his employment with the Company. Mr. Wozniak further acknowledges that, during his employment with the Company, he has acquired knowledge of or had access to numerous types of confidential and proprietary information of the Company, including without limitation the information in his files and computers as well as the following types of information:


         * Electronic files, including but not limited to, source code, object code, tapes, diskettes, disks and any other on-line documentation.

         * Product requirements, specifications, designs, materials, components and testresults.

         * Plans for research and development or introduction of new products.

         * Terms of agreements or proposed agreements with customers, vendors and other companies.

         * Sales and marketing information, customer lists, contacts, sales techniques, plans and surveys.

         * Personnel lists and information regarding skill, compensation and responsibilities of various personnel.

         * Financial information, including results of operations, margins, budgets and business plans.

     Mr. Wozniak acknowledges that (i) he has had access to the types of information described above, (ii) that he is fully aware of, and agrees to protect, the confidentiality of the Company's proprietary or confidential information and (iii) that he will refrain from using or disclosing the company's proprietary or confidential information; provided, however, that consistent with
Section 16600 of the California Business and Professions Code, nothing in this Agreement shall prohibit Mr. Wozniak from engaging in a lawfill profession, trade or business of any kind.

     Confidential or proprietary information shall not, for the purpose of this Agreement, constitute information which Mr. Wozniak can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Mr. Wozniak by Company; (ii) becomes publicly known and made generally available after disclosure to Mr. Wozniak by Company through no action or inaction of Mr. Wozniak; or (iii) is in the possession of Mr. Wozniak without confidentiality restrictions, at the time of disclosure by Company.

     8. Release by Mr. Wozniak Except as otherwise set forth in this Agreement, Mr. Wozniak hereby releases, acquits, and forever discharges the Company and its officers, directors, partners, agents, servants, employees, stockholders, successors, assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Mr. Wozniak or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, severance pay, fringe benefits and expense reimbursements or any form of compensation or equity interest; claims related to fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; claims pursuant to any federal, state or local law or causes of action including, but not limited to, the federal Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; tort law; contract law; wrongful discharge; discrimination; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     Notwithstanding the foregoing, the Company is not releasing its obligation to defend, indemnify and hold harmless Mr. Wozniak for claims, actions or proceedings brought against him arising out of or in any way related to events, acts, conduct or agreements related to his employment as an officer and employee of the Company.

     9. Release by the Company. Except as otherwise set forth in this Agreement, the Company hereby releases, acquits, and forever discharges Mr. Wozniak and his agents, successors, heirs, assigns, and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities, and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, based on any actions or omissions of Mr. Wozniak within the course and scope of his employment with the Company.

     10. Acknowledgment of Waiver of Claims under ADEA. Mr. Wozniak acknowledges that he is waiving and releasing any rights he may have under ADEA and that this waiver and release is knowing and voluntary. Mr. Wozniak and the Company agree that this waiver and release does not apply to any rights or daims that may arise under ADEA after the Effective Date of this Agreement Mr. Wozniak acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Mr. Wozniak was already entitled. Mr. Wozniak further acknowledges that he has been advised by this writing that (a) he should consult with an attorney pnor to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

     11. Section 1542 Waiver. Mr. Wozniak and the Company acknowledge that they have read and understand Section 1542 of the Civil Code ofthe State of California which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Mr. Wozniak and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement, included, but not limited to, any jurisdiction in the United States.

     12. Confidentiality. The provisions of this Agreement shall be held in strictest confidence by Mr. Wozniak and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) Mr Wozniak may disclose this Agreement to his immediate family; (b) the Company may disdose this Agreement in confidence to any current or future business partner; (c) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (d) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (e) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

     13. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Wozniak represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or daims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     14. Dispute Resolution. Prior to the submission of any dispute hereunder to arbitration in accordance with this paragraph, the parties shall engage in nonbinding mediation before a mutually acceptable mediator (Judicial Arbitration and Mediation Service being preapproved) in Santa Clara County, California. Disputes arising from the interpretation, breach, or enforcement of this Agreement, which cannot first be resolved by such mediation, shall be submitted to fhnal and binding arbitration in Santa Clara County, California in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Both parties acknowledge that there may not be an adequate remedy at law if one party breaches the Agreement. Therefore, the arbitrators shall be empowered to award any appropriate equitable relief including, without limitation, specific performance and injunctive relief; and, if necessary to avoid irreparable harm pending arbitration, such equitable relief may be sought in a court of law. The arbitrators shall be limited to such remedies as courts are authorized to impose under applicable California or Federal statutes and case law.

     15. Costs and Fees. Except as expressly set forth herein, the parties will bear their own costs, expenses, and attorneys' fees, whether taxable or otherwise, incurred in or arising out of or in any way related to the matters released herein.

     16. Entire Agreement. This Agreement constitutes the complete, final, and exclusive embodiment of the entire agreement between the parties with respect to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation, written or oral, by any party or any representative of any party other than those expressly contained herein and supersedes any other agreements, promises, warranties or representations. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorney, and signed the same of his or its own free will. This Agreement may not be amended or modified except in a writing signed by both Mr. Wozniak and an authorized officer of the Company.

     17. Applicable Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California, without reference to its conflicts of laws principles.

     18. Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns.

     19. No Admissions. It is understood and agreed by the parties that this Agreement represents a compromise settlement of various disputed matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

     20. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     21. Severability. If any provision of this Agreement is determined to be invalid or unenforceable under applicable law, in whole or in part, then such provision(s) shall be excluded from this Agreement and the balance ofthe Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     23. Effective Date. This Agreement is effective seven days after the signature of all parties to this Agreement.

     24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalfofthe parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

               a.   They have read this Agreement;

               b.   They have been represented in the
preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               c. They understand the terms and consequences of this Agreement and

               d.   They are fillly aware of the legal and
binding effect of this

     IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:


                                   Xilinx, Inc.



By:  /s/ Curt Wozniak              By:    /s/ Willem Roelandts
     Curt Wozniak
                                   Title: Chief Executive Officer